SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”), dated as of April 16, 2010, by and between Skystar Bio-Pharmaceutical Company, a Nevada corporation (the “Company”), and R. Scott Cramer, an individual, whose address is 1012 Lewis Drive Winter Park, Florida 32789-2225 (the “Consultant”). The Company and the Consultant are collectively referred to herein as the “Parties.”

RECITALS:

A.          The Consultant is currently a member of the Company’s board of directors (the “Board”), a position he has held since October 2001, and has been separately and additionally acting as a United States Representative of the Company (the “Representative”) since November 2006.

B.          The Parties have previously entered into an agreement setting forth the terms for the services of the Consultant as the Representative through March 31, 2010.

C.          At the request of the Company, the Consultant has continued to provide services to the Company as the Representative since April 1, 2010, and the Parties now desire to memorialize the terms and conditions for said services as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.           Continuing Services as the Representative.  Effective as of April 1, 2010, the Consultant shall continue to act as the Representative upon the terms and conditions set forth hereinafter, and in such capacity, shall provide such services as set forth on attached Annex A and such other services as may be assigned to him from time to time by the Company’s Chief Executive Officer (collectively the “Services”). As the Representative, the Consultant shall report to the Chief Executive Officer during the term of this Agreement.

2.           Compensation. As compensation for the Services during the Term (as defined in Section 3.1) pursuant to this Agreement, the Consultant shall be compensated as follows:

2.1           The Company shall pay the Consultant a fee at an annual rate of $30,000.00, payable in four (4) equal installments of $7,500.00 every three calendar months, with the first installment to be paid on June 30, 2010. Payment will be made to the Consultant via wire transfer, and the Company shall be responsible for any applicable wire transfer fees.

2.2           Upon execution of this Agreement, the Consultant will have the right to receive up to 10,000 shares of Common Stock under the Company’s 2010 Stock Incentive Plan pursuant to the terms of a restricted stock award agreement in the form attached hereto as Exhibit A (the “Restricted Stock Agreement”).

2.3           The Company shall reimburse the Consultant for all reasonable business expenses incurred by the Consultant during the Term hereunder upon presentation by the Consultant of such documentation and records as the Company shall request from time to time require, provided that any expense in excess of $500.00 shall require the prior written approval of the Company.

2.4           The Consultant presently serves on the Company’s Board of Directors as a Director. The Consultant acknowledges that while this Agreement is in effect, the Consultant will not be entitled to any compensation as a Director.

3    Term and Termination.

3.1           The term of this Agreement commences as of April 1, 2010 and shall continue through March 31, 2011 (the “Term”), unless sooner terminated as herein provided.

3.2           If the Consultant dies during the Term, this Agreement shall thereupon terminate, except that the Company shall pay to the estate of the Consultant any accrued and unpaid fee due the Consultant pursuant to Section 2.1 hereof, as well as such number of Shares as provided under the Restricted Stock Agreement, and all previously accrued but unpaid expense reimbursements under Section 2.3 at the time of the Consultant’s death.

3.3           The Company reserves the right to terminate this Agreement upon ten (10) days written notice if, for a continuous or accumulated period of forty-five (45) days during the Term, the Consultant is prevented from discharging the Services due to any physical or mental disability. With the exception of the covenants included in Section 4 below, upon such termination, the obligations of the Consultant and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, the Consultant shall be entitled to receive any accrued and unpaid amounts earned pursuant to Section 2.1 hereof, as well as such number of Shares as provided under the Restricted Stock Agreement, and all previously accrued but unpaid expense reimbursements under Section 2.3 at the time of termination.

3.4           The Company reserves the right to declare the Consultant in default of this Agreement if the Consultant willfully breaches or habitually neglects the Services which he is required to perform under the terms of this Agreement, or if the Consultant commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct as would prevent the effective performance of the Services or which results in material harm to the Company or its business. The Company may terminate this Agreement for cause by giving written notice of termination to the Consultant. With the exception of the covenants included in Sections 4 and 5 below, upon the date of delivery of the written notice of such termination, the obligations of the Consultant and the Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement. In the event of a termination pursuant to this section, the Consultant shall be entitled to receive any accrued and unpaid amounts earned pursuant to Section 2.1 hereof. The Company shall also pay to the Consultant all previously accrued but unpaid expense reimbursements under Section 2.3 at the time of termination.

3.5           The Company may terminate the Consultant’s employment upon not less than thirty (30) days written notice by the Company to the Consultant. With the exception of the covenants included in Sections 4 and 5 below, upon such termination the obligations of the Consultant and the Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, the Consultant shall be entitled to receive any accrued and unpaid amounts earned pursuant to Section 2.1 hereof, as well as such number of Shares as provided under the Restricted Stock Agreement, and all previously accrued but unpaid expense reimbursements under Section 2.3 at the time of termination.

4    Protection of Confidential Information.

4.1   The Consultant acknowledges that:

(a)           As a result of his association with the Company pursuant to this Agreement and otherwise, the Consultant may obtain secret and confidential information concerning the business of the Company and its subsidiaries and affiliates (referred to collectively in this Section 4.1 as the “Group”), including, without limitation, trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreement (“Confidential Information”). In addition, the Consultant may become aware of business opportunities that may be beneficial to the Group including, but not limited, opportunities to acquire or purchase, or, except for Permitted Competitive Investments (as defined in Section 4.4), otherwise make equity or debt investments in, companies primarily involved in a Competitive Business (“Corporate Opportunities”), during the Term, whether in the course of performing the Services or otherwise, and that such Corporate Opportunities shall considered to be business opportunities of the Group.

(b)           The Group will suffer substantial damage which will be difficult to compute if, during the Term or thereafter, the Consultant should divulge Confidential Information.

(c)            The provisions of this Agreement are reasonable and necessary for the protection of the business of the Group.

4.2           The Consultant agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by him as a result of his employment with the Group, except (i) in the course of performing the Services, (ii) to the extent that any such information is in the public domain other than as a result of the Consultant’s breach of any of his obligations hereunder, (iii) where required to be disclosed by court order, subpoena or other government process, or (iv) if such disclosure is made without Consultant’s knowing intent to cause material harm to the Group. If the Consultant shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, the Consultant promptly, but in no event more than 24 hours after learning of such subpoena, court order, or other government process, shall notify, by personal delivery or by electronic means, confirmed by mail, the Company and, at the Company’s expense, the Consultant shall: (a) take reasonably necessary and lawful steps required by the Group to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Group to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

4.3           Upon termination of this Agreement, the Consultant will promptly deliver to the Group all memoranda, correspondence, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Group and all property associated therewith, which he may then possess or have under his control during the course of performing the Services, whether prepared by the Consultant or others.

4.4           During the Term and terminating one year after the Consultant ceases to serve on the Company’s Board of Directors, the Consultant, without the prior written permission of the Company, shall not for any reason whatsoever, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is in competition with the Group’s principal existing business at the time of termination (“Competitive Business”); (ii) engage in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee consultant, advisor or in any other relationship or capacity; (iii) employ, or have or cause any other person or entity to employ, any person who was employed by the Group at the time of termination of the Consultant’s employment by the Company; or (iv) solicit, interfere with, or endeavor to entice away from the Group, for the benefit of a Competitive Business, any of its customers. Notwithstanding the foregoing, (i) the Consultant shall not be precluded from investing and managing the investment of, his or his family’s assets in the securities of any corporation or other business entity which is engaged in a Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 2% of any class of the publicly-traded equity securities of such Competitive Business (“Permitted Competitive Investment”); and (ii) during the term of this Agreement and terminating one year after the Consultant ceases to serve on the Company’s Board of Directors (except for investments in a class of securities trading on public markets), the Consultant: (a) shall be prohibited from taking for himself personally any Corporate Opportunities, and (b) shall refer to the Company for consideration (before any other party) any and all Corporate Opportunities that arise during the term of this Agreement or for a period of one year thereafter. If the Company determines not to exploit any Corporate Opportunity, the Company shall determine what, if anything, should be done with such opportunity. The Consultant shall not be entitled to any compensation, as a finder or otherwise, if either the Company or the Consultant introduces such opportunity to other persons, it being understood that any such compensation shall be paid to the Company.

4.5           If the Consultant commits a breach of any of the provisions of Section 4.2 or 4.4, the Company shall have the right:

(a)           to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Consultant that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any breach or threatened breach will cause irreparable injury to the Group and that money damages will not provide an adequate remedy to the Group;

(b)           to require the Consultant to account for and pay over to the Company all monetary damages determined by a non-appealable decision by a court of law to have been suffered by the Group as the result of any actions constituting a breach of any of the provisions of Section 4.2 or 4.4, and the Consultant hereby agrees to account for and pay over such damages to the Company; and

(c)           to not perform any obligation owed to the Consultant under this Agreement, to the fullest extent permitted by law. The Company shall also have the right, to the fullest extent permitted by law, to adjust any amount due and owing or to be due and owing to the Consultant, whether under this Agreement or any other agreement between the Company and the Consultant in order to satisfy any losses to the Group as a result of Consultant’s breach.

4.6           If the Consultant shall violate any covenant contained in Section 4.4, the duration of such covenant so violated shall be automatically extended for a period of time equal to the period of such violation.

5.           Consultant’s Representations.  The Consultant represents that the entering into and performance of this Agreement by will not violate any law, rule, regulation, order, contract or agreement to which the Consultant is a party or is bound or affected.

6.    Miscellaneous Provisions.

6.1           The Parties acknowledge and agree that the relationship between the Company and the Consultant is that of independent contractors and not that of employer and employee. Nothing in this Agreement is intended to create or will be deemed to create or constitute a joint venture or partnership between the Company and the Consultant.

6.2           The Consultant will be responsible for the payment of all withholding, payroll and other taxes payable in respect of the payments received by the Consultant under this Agreement and hereby agrees to indemnify and hold the Company harmless from any obligation or penalty arising from the failure to pay such taxes.

6.3           All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when delivered via overnight courier providing for next day delivery service (“Overnight Courier”), when transmitted by facsimile (electronic receipt confirmed), or when mailed first class postage prepaid, by certified mail, return receipt requested, addressed to the party to receive the same at his or its address set forth below, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 6.3. All notices shall be deemed to have been given: (a) as of the date of personal delivery, (b) the first business day after delivery via Overnight Courier, (c) on the electronically confirmed date of receipt during business hours of the facsimile transmittal (or the following business day if the facsimile is received after 5:30 p.m. PDT), or (d) three calendar days after the date of deposit (postage pre-paid) with the U.S. Postal Service if delivered via first class or certified mail.

If to the Consultant:	R. Scott Cramer
1012 Lewis Drive
Winter Park, FL 32789-2225

If to the Company:	Skystar Bio-Pharmaceutical Company
Room 10601, Jiezuo Plaza
No. 4, Fenghui Road South
Gaoxin District, Xian Province, PRC
Attn: Weibing Lu

With a copy (which will not constitute notice) to:	Richardson & Patel, LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, CA 90024 Attn: Kevin K. Leung, Esq. Fax: (310) 208-1154

6.4           The provisions of Sections 4 and 5, and any provisions relating to payments owed to the Consultant after termination of this Agreement, shall survive termination of this Agreement for any reason.

6.5           This Agreement sets forth the entire agreement of the Parties relating to the Services of the Consultant and is intended to supersede all prior negotiations, understandings and agreements. No provisions of this Agreement may be waived or changed except by writing by the party against whom such waiver or change is sought to be enforced. The failure of any party to require performance of any provision hereof or thereof shall in no manner affect the right at a later time to enforce such provision.

6.6           All questions with respect to the construction of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Nevada applicable to agreements made and to be performed entirely in the State of Nevada. Any disputes, claims or causes of action by one party against the other arising out of, in related to or concerning this Agreement shall be commenced and maintained in any state or federal court located in Clark County of the State of Nevada, and the Consultant hereby submits to the jurisdiction and venue of any such court.

6.7           This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement shall not be assignable by the Consultant, but shall inure to the benefit of and be binding upon the Consultant’s heirs and legal representatives.

6.8           It is the desire and intent of the parties that the terms, provisions, covenants and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant or remedy of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant or remedy shall be construed in a manner so as to permit its enforceability under the applicable law, to the fullest extent permitted by law. In any case, the remaining provisions of the Agreement and the application thereof to any person or circumstance other than those to which they have been held invalid or unenforceable, shall remain valid and in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Consulting Services Agreement as of the date first above written.

“COMPANY”		“CONSULTANT”

SKYSTAR BIO-PHARMACEUTICAL
COMPANY		R. Scott Cramer

By:	/s/ Weibing Lu	/s/ R. Scott Cramer
R. Scott Cramer
Title:	Chief Executive Officer

ADDENDUM A TO CONSULTING SERVICES AGREEMENT

During the Term, the Consultant shall perform the following services, in addition to such other services as may be assigned to him by the Company’s Chief Executive Officer from time to time during the Term:

a.           Answer inquiries from Company shareholders;

b.           When required by the Company, attend and present at investor conferences or meetings;

c.           Maintain a bank account on behalf of the Company for the purpose of paying any obligations of the Company; however, any payment from such bank account must have the prior written consent of the Company’s Chief Executive Officer and Chief Financial Officer;

d.           Review, research, recommend investor relations firms and agreements with any such firms, and manage communications with such firms;

e.           Review the Company’s press releases and the content of the Company’s website;

f.           Assist the Company with fee negotiations for any U.S.-based services;

g.           Serve as a Company contact person in the U.S.; and

h.           Assist the Company with any financing efforts.